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As filed with the Securities and Exchange Commission on July 18, 2017

Registration No. 333-218778

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GRUPO SUPERVIELLE S.A.
(Exact Name of Registrant as Specified in its Charter)

Supervielle Group S.A.
(Translation of Registrant's Name into English)

Republic of Argentina
(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable
(I.R.S. Employer Identification Number)

Bartolomé Mitre 434, 5th Floor
C1036AAH Buenos Aires
Republic of Argentina
Telephone: +54 (11) 4340-3053
(Address and Telephone Number of Registrant's Principal Executive Offices)

CT Corporation System
111 Eighth Avenue
New York NY 10011
+1 (212) 590-9330
(Name, Address, and Telephone Number of Agent for Service)

Copies to:
Andrés de la Cruz, Esq.
Emilio Minvielle, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006
+1 (212) 225-2000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

         If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box:    ☒

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

         If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

         If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

         Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company    ☐

         If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum offering price(1)	Amount of registration fee(2)

Primary Offering:
Class B shares, par value Ps.1.00 per share, which may be represented by American depositary shares ("ADSs")(3)

Preferred Stock, par value Ps.1.00 per share

Senior Debt Securities

Subordinated Debt Securities

Warrants

Rights

Units

Subtotal	US$639,935,000.00	—	US$639,935,000.00	US$74,168.47

Secondary Offering:
Class B shares, par value Ps.1.00 per share, which may be represented by ADSs(3)	45,000,000	—	US$160,065,000.00	US$18,551.53

Total(4)		—	US$800,000,000.00	US$92,720.00(4)

(1)
The amount to be registered, proposed maximum aggregate offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the "Securities Act"). The aggregate maximum offering price of all securities issued pursuant to the registration statement by us shall not have a maximum aggregate offering price that exceeds US$639,935,000 or the equivalent at the time of offering in any other currency. The amount also includes such indeterminate principal amount, liquidation amount or number of identified classes of securities as may be issued upon conversion, exchange or exercise of other securities or that are issued in units. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are offered in units. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed US$639,935,000, less the aggregate dollar offering price of all securities previously sold by the registrant hereunder. In addition, up to 45,000,000 Class B shares may be sold by the selling shareholder identified in the prospectus forming part of this registration statement.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act with respect to the securities to be sold by the registrant and pursuant to Rule 457(c) with respect to the 45,000,000 Class B shares that may be sold by the selling shareholder. The proposed maximum offering price of the 45,000,000 Class B shares to be sold by the selling shareholder is based on the average of the high and low sale prices per ADS on the New York Stock Exchange on July 17, 2017. In no event will the aggregate price of all securities sold by the registrant from time to time pursuant to this registration statement exceed US$639,935,000.

(3)
Each ADS represents rights to five Class B shares of common stock. ADSs evidenced by American depository receipts ("ADRs") issuable on deposit of Class B shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-208946), effective May 18, 2016.

(4)
Previously paid in connection with the initial filing of this registration statement on June 15, 2017.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 18, 2017

PROSPECTUS

Grupo Supervielle S.A.

Up to an aggregate price of US$639,935,000 Class B Shares
(which may be represented by American depositary shares), Preferred Stock, Debt Securities,
Warrants, Rights and Units offered by Grupo Supervielle S.A.
and

Up to 45,000,000 Class B Shares (which may be represented by American depositary shares)
offered by the Selling Shareholder

        We may from time to time offer and sell our Class B shares of common stock, par value Ps.1.00 per share and one vote per share, which may be represented by American depositary shares ("ADSs"), shares of our preferred stock, par value Ps.1.00 per share, debt securities, warrants, rights to purchase any of our Class B shares or any of the other securities offered pursuant to this registration statement or units, separately or together in any combination, in one or more offerings up to an aggregate price of US$639,935,000. The selling shareholder may offer up to 45,000,000 Class B shares, which may be represented by ADSs.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our securities. The prospectus supplement will contain more specific information about the offering and the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to carry out sales of securities unless accompanied by a prospectus supplement.

        Our Class B shares are listed on Bolsas y Mercados Argentinos S.A. (the "BYMA") and the Mercado Abierto Electrónico S.A. ("MAE"), under the symbol "SUPV." ADSs representing our Class B shares are listed on the New York Stock Exchange under the symbol "SUPV." On July 17, 2017, the last reported sale price of our Class B shares was Ps.59.80 per share and the last reported sale price of ADSs was US$17.80 per ADS.

        Investing in these securities involves a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before you make your investment decision.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                                    , 2017.

Prospectus

        We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under the shelf registration process, any of the securities identified in this prospectus may be offered together or separately in one or more series, if any. We may offer and sell any combination of the securities identified in this prospectus in one or more offerings and the selling shareholder may sell up to 45,000,000 Class B shares in one or more offerings.

        This prospectus only provides you with a general description of the securities that may be offered. Each time we or the selling shareholder sell securities using this shelf registration, we will provide a supplement or supplements to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read in their entirety both this prospectus and any accompanying prospectus supplement, together with the additional information described under the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference," before deciding to invest in any of the securities being offered.

        This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

        You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since then.

        In this prospectus, unless otherwise specified or the context otherwise requires, we use the terms "we," "us," and "our," to refer to Grupo Supervielle S.A. and its consolidated subsidiaries, including Banco Supervielle S.A. The terms "U.S. dollar" and "U.S. dollars" and the symbol "US$" refer to the legal currency of the United States. The terms "Peso" and "Pesos" and the symbol "Ps." refer to the legal currency of Argentina. The term "SMEs" refers to companies with annual sales over Ps.40.0 million and below Ps.200.0 million. The term "Middle-Market Companies" refers to companies with annual sales over Ps.200.0 million and below Ps.1.0 billion. The term "Large Corporates" refers to companies with annual sales over Ps.1.0 billion.

 FORWARD-LOOKING STATEMENTS

        This prospectus contains estimates and forward-looking statements. We have based these forward-looking statements largely on our current beliefs, expectations and projections about future courses of action, events and financial trends affecting our business. Many important factors, in addition to those discussed elsewhere in this prospectus, could cause our actual results to differ substantially from those anticipated in our forward-looking statements, including, among others:

  •
  changes in general economic, financial, business, political, legal, social or other conditions in Argentina or elsewhere in Latin America or changes in either developed or emerging markets;

  •
  changes in capital markets in general that may affect policies or attitudes toward lending to or investing in Argentina or Argentine companies, including expected or unexpected turbulence or volatility in domestic and international financial markets;

  •
  changes in regional, national and international business and economic conditions, including inflation;

  •
  changes in interest rates and the cost of deposits, which may, among other things, affect margins;

  •
  unanticipated increases in financing or other costs or the inability to obtain additional debt or equity financing on attractive terms, which may limit our ability to fund existing operations and to finance new activities;

  •
  changes in government regulation, including tax and banking regulations;

  •
  adverse legal or regulatory disputes or proceedings;

  •
  the interpretation by judicial courts of the new Argentine Civil and Commercial Code;

  •
  credit and other risks of lending, such as increases in defaults by borrowers;

  •
  fluctuations and declines in the value of Argentine public debt;

  •
  increased competition in the banking, financial services, credit card services, asset management and related industries;

  •
  a loss of market share by any of our main businesses;

  •
  increase in the allowances for loan losses;

  •
  technological changes or an inability to implement new technologies, changes in consumer spending and saving habits;

  •
  ability to implement our business strategy;

  •
  fluctuations in the exchange rate of the Peso; and

  •
  other factors discussed under "Item 3.D Risk Factors" in our annual report on Form 20-F for the year ended December 31, 2016 (the "2016 Form 20-F").

        The words "believe," "may," "will," "aim," "estimate," "continue," "anticipate," "intend," "expect," "forecast" and similar words are intended to identify forward-looking statements. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements speak only as of the date they were made, and we do not undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors, except as required by applicable law. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus might not occur and do not constitute guarantees of future performance. Because of these uncertainties, you should not make any investment decisions based on these estimates and forward-looking statements.

 GRUPO SUPERVIELLE S.A.

        As of the date of this prospectus, we own the fourth largest Argentine private domestically-owned bank in terms of assets. We maintain a strong geographic presence in the City of Buenos Aires and the Greater Buenos Aires metropolitan area, which is Argentina's most commercially significant and highly populated area, and we are leaders in terms of our banking network in some of Argentina's most dynamic regions, including Mendoza and San Luis. Banco Supervielle S.A. and its consolidated subsidiaries (the "Bank"), which consolidated with Cordial Compañía Financiera S.A. ("CCF"), is our main asset and has a history of strong growth.

        We offer diverse financial products and services that are specifically tailored to cover the different needs of our customers through a multi-brand and multi-channel platform. We have developed a multi-brand business model to differentiate the financial products and services we offer to a wide spectrum of individuals, small businesses, SMEs, Middle-Market Companies and Large Corporates in Argentina. Our current infrastructure supports our multi-channel distribution strategy with a strategic national footprint of access points including bank branches, banking payment and collection centers, CCF points of sale located in Walmart supermarkets, consumer financing branches, ATMs and self-service terminals.

        Building on our banking sector expertise, we identify cross-selling opportunities and offer targeted products to our customers at each point of contact, including by acting as the exclusive on-site provider of financial services to customers at a majority of Walmart Argentina supermarkets.

        We have developed a segmentation strategy of our customer base to target the specific needs of each category of customers. Our business model has allowed us to deliver sustained levels of growth and profitability, that have accelerated since our IPO and capital raise executed in May 2016.

        Our technology-based sales model enhances our ability to offer customers efficient, high quality service. The Bank has made significant investments in its ATMs and self-service terminal network, more than doubling the network from 2010 to 2016. We were the first bank in Argentina to use biometrics technology as part of our distribution channels. We also have technology scoring systems that allow for an efficient credit-related decision-making process.

        We are an Argentine corporation headquartered in the City of Buenos Aires, Argentina. Our principal executive offices are located at Bartolomé Mitre 434, 5th floor, Buenos Aires, Argentina and our telephone number is +54-11-4340-3013. Our website is http://www.gruposupervielle.com. Information on, or accessible through, this website is not a part of, is not incorporated by reference into, and should not be considered part of this prospectus or any prospectus supplement.

RISK FACTORS

        We have set forth risk factors in our 2016 Form 20-F, which is incorporated by reference in this prospectus. We may include further risk factors in more recent reports on Form 6-K incorporated in this prospectus by reference, or in a prospectus supplement. You should carefully consider all these risk factors in addition to the other information presented or incorporated by reference in this prospectus.

        If any of the risks described in these documents actually materializes, our business, financial condition, results of operations and prospects could be materially adversely affected. As a result, the value of our securities could decline and you could lose part or all of your investment. The risks described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially affect our business, financial condition, results of operations and prospects. See the sections entitled "Where You Can Find More Information" and "Information of Certain Documents by Reference," in this prospectus.

 USE OF PROCEEDS

        Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

        Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of our Class B shares by the selling shareholder.

 RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

        For purposes of computing the ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends, "earnings" consists of income before income taxes, non-controlling interests and fixed charges. "Fixed charges" consists of interest, either including or excluding interest on deposits as indicated, and the estimated portion of rental expense attributable to interest.

Year Ended December 31,
Three months ended March 31, 2017
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	4.21 x	6.62 x	7.24 x	6.95 x	6.58 x	6.62 x
Including interest on deposits	1.53 x	1.46 x	1.34 x	1.29 x	1.44 x	1.61 x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	4.21 x	6.62 x	7.11 x	6.82 x	6.42 x	6.43 x
Including interest on deposits	1.53 x	1.46 x	1.33 x	1.28 x	1.43 x	1.60 x

DESCRIPTION OF CAPITAL STOCK

  General

        We were incorporated in the City of Buenos Aires in 1979 under the name Inversiones y Participaciones S.A., acquiring the name Grupo Supervielle S.A. in November 2008. Our bylaws have been amended several times and were last amended at the ordinary and extraordinary shareholders' meeting held on April 27, 2017. As of the date of this prospectus, such amendment is still pending approval by the Argentine Comisión Nacional de Valores, or the Argentine securities regulator (the "CNV") and registration before the Inspección General de Justicia (Superintendency of Legal Entities, or the "IGJ").

  Corporate Purpose

        Our bylaws set forth in Article 4 that our corporate purpose is to carry out financial activities, within or outside of Argentina, either on our own account, or on account of a third-party or associated with a third-party, by providing capital, in cash or otherwise, to other existing or newly created companies, assuming their control or not (with the limitations set forth in Section 30 and related sections of the Argentine Corporate Law), or to individuals, as well as stock trading, shares, debentures and all types of securities, the issuance of guarantees, constitution or transfer of secured loans, whether real or not, excluding transactions provided under the Financial Institutions and any other law that requires public bidding. We may exercise mandates, representations, agencies and commissions for all transactions related to financial activity and manage assets and businesses of corporations, persons or entities located in Argentina or abroad. To that extent, and according to our bylaws, we have full legal capacity to acquire rights, incur obligations and exercise any kind of acts not prohibited by law or by our bylaws.

        The following summary of the terms of our capital stock, our certificate of incorporation and our bylaws, as amended and restated, and any references to Argentine law are subject to, and qualified in their entirety by, reference to our amended and restated certificate of incorporation and amended and restated bylaws, each incorporated by reference in the registration statement of which this prospectus is a part.

  Authorized Capitalization

        Our authorized capital stock consists of shares of (1) 126,738,188 Class A shares, par value Ps.1.00 per share, all of which were issued and outstanding and (2) 411,821,459 Class B shares, par value Ps.1.00 per share, of which 244,534,137 shares were issued and outstanding; and 537,322 shares were authorized by the ordinary and extraordinary shareholders' meeting held on April 27, 2017 but have not yet been issued, and 166,750,000 were authorized by the ordinary and extraordinary shareholders' meeting held on July 7, 2017 but have not yet been issued or authorized by the CNV.

  Rights, Preferences and Restrictions of Each Class of Common Shares

        Our Class A shares are entitled to five votes each and our Class B shares are entitled to one vote each during shareholders' meetings, as established in subsection (a) of Article Six of our bylaws.

        However, Class A shares are entitled to only one vote with regard to certain issues detailed in the last paragraph of Article 244 of the Argentine Corporate Law, such as: (i) change of our corporate structure; (ii) our early dissolution; (iii) our relocation abroad; (iv) a fundamental change in our corporate purpose; or (v) total or partial recapitalization of our statutory capital after a loss. The provisions set forth in Article 244 of the Argentine Corporate Law will not apply to the surviving entity in a merger or a split-up. Also, under Article 284 of the Argentine Corporate Law, Class A shares are entitled to only one vote in the election of syndics.

        Upon request from a shareholder of Class A shares, our Board of Directors must convert all or part of such shareholder's Class A shares into Class B shares at an exchange rate of one Class B share per one Class A share. Before making the exchange, the Board will verify that there are no restrictions that prohibit or limit the exchange (subsection b) of Article Six of the bylaws.

        A two thirds vote by our Class A shares is required, regardless of the percentage of capital they represent, in order for us to duly resolve a merger with another company, our voluntary dissolution, our relocation abroad, and the fundamental change in our corporate purpose (subsection d) of Article Six of the bylaws.

        Any person who directly or indirectly acquires through any means or title Class B shares, or any of our stock convertible into Class B shares, in an amount which gives that person control over more than 3% of all Class B shares, must inform us of this within five days (5) of completing the acquisition which causes them to exceed this 3% threshold (subsection e) of Article Six of our bylaws.

        The provisions of subsection (f) of Article Six of our bylaws authorize the total or partial redemption of fully paid-in shares, which must be made on the terms provided in Article 223 of the Argentine Corporate Law (including the condition that the shareholders' meeting set a fair price with respect to the shares to be redeemed) and such other terms as may be determined by our Board of Directors. This partial or total redemption must be approved by the affirmative vote of the absolute majority of the present votes at an extraordinary shareholders' meeting.

  Preferred Stock

        Our preferred shares may only be issued with the prior approval by a shareholders' general meeting.

        The Argentine Corporate Law and our bylaws permit our shareholders to issue preferred shares and determine their rights during a general shareholders' meeting. These preferred shares may be entitled to accumulated and non-accumulated fixed dividends, with or without additional participation.

        Holders of preferred shares may also have other privileges, such as in the event of liquidation. Holders of preferred shares may also have a right to vote. Additionally, if holders of preferred shares are not paid dividends they shall be entitled to vote. They shall also have a right to vote with respect to special issues, such as a change in our corporate structure, a merger into another company (where we are not the surviving company and the surviving company does not trade on an exchange), early liquidation, our relocation abroad, total or partial recapitalization of our statutory capital after a loss and a fundamental change in our corporate purpose as it is described in our bylaws.

        On December 27, 2012, our extraordinary shareholders' meeting approved the conversion of 1,600,000 Class B shares into preferred shares that were not entitled to voting rights except for (i) matters included in the fourth paragraph of Article 244 of the Argentine Corporate Law; and (ii) in any situation in which the preferred shareholders were delayed in receiving the benefits to which they were entitled. On October 7, 2015, our extraordinary shareholders' meeting approved the issuance of an additional 1,600,000 preferred shares. On January 14, 2016, Pilar Isabel Estella Supervielle converted her 3,200,000 preferred shares into Class B shares of common stock. As of the date of this prospectus, no preferred shares are outstanding. Pilar Isabel Estella Supervielle, received dividends in respect of the preferred shares for the fiscal year ended December 31, 2015 of Ps.5,962,000, pursuant to a resolution of our ordinary and extraordinary shareholders' meeting held on April 19, 2016.

        When we offer to sell a particular series of preferred share, we will describe the specific terms of the securities in a supplement to this prospectus, including, without limitation:

  •
  the specific designation and number of shares to be issued;

  •
  the stated value per share of such preferred share;

  •
  the initial public offering price at which shares of such series of preferred shares will be sold;

  •
  the annual rate of dividends on such preferred shares during the initial dividend period with respect thereto and the date on which such initial dividend period will end;

  •
  the dividend rate or rates (or method of calculation);

  •
  whether dividends will be cumulative or non-cumulative;

  •
  the minimum and maximum applicable rate for any dividend period;

  •
  the dates on which dividends will be payable, the date from which dividends will accrue and the record dates for determining the holders entitled to such dividends;

  •
  any redemption or sinking fund provisions; and

  •
  any additional dividend, redemption, liquidation or other preference or rights and qualifications, limitations or restrictions of such preferred share.

  Shareholders' Liability

        Shareholders' liability for the losses of a company is limited to the value of the shareholder's shareholdings in the company. According to the Argentine Corporate Law, however, shareholders who have a conflict of interest with the company with respect to certain matters and who do not abstain from voting on such matters may be held liable for damages to the company, provided that their votes were necessary for the adoption of the relevant decision. In addition, shareholders who voted in favor of a resolution that is subsequently declared void by a court as contrary to Argentine laws or a company's bylaws (or regulations, if any) may be held jointly and severally liable for damages to such company, other shareholders or third parties resulting from such resolution. See also "Risk Factors—Risks Relating to Our Class B Shares and the ADSs—Our shareholders may be subject to liability for certain votes of their securities" in the 2016 Form 20-F.

  Preemptive Rights and Accretion Rights

        According to the Argentine Corporate Law and Article Six, subsection c of our bylaws, in the event of a capital increase, holders of common shares of any class have a preferential right, in proportion to the number of shares they hold, to subscribe to additional shares of the same class as those they own. Article 15 of our bylaws and Section 216 of the Argentine Corporate Law, no shares issued after this offering may be entitled to multiple votes, except as permitted by applicable law. Holders of preferred shares have a preemptive right to subscribe only with respect to the issuance of preferred shares. Preemptive rights will also be given in the event of an issuance of preferred shares or convertible securities, but will not apply in the event of a conversion of such convertible securities.

        According to Article 194 of the Argentine Corporate Law, shareholders who would have exercised their right to a preemptive subscription and who have indicated their intention to exercise their right to accrue will have the right to assume the preemptive subscription rights of shareholders who do not exercise their right, in proportion to the number of shares bought by said shareholders upon exercising their right to preemptive subscription. The right to a preemptive subscription must be exercised within 30 days of the announcement to shareholders that they can exercise their right. Such announcement must be published for a period of three days in the Official Gazette and in an Argentine newspaper of wide circulation. According to the Argentine Corporate Law, companies that are authorized by the CNV to make public offers of their securities may, upon authorization of an extraordinary shareholders' meeting held in the same place and manner as other shareholders' meetings, reduce this period to 10 days. Any shares which are not subscribed by shareholders pursuant to their preemptive subscription right or right to accrue may be offered to third parties.

  Appraisal Rights

        Whenever our shareholders approve:

  •
  a merger or spin-off in which we are not the surviving corporation, unless the acquirer's shares are authorized for public offering or listed on any stock exchange;

  •
  a transformation of our corporate legal status;

  •
  a fundamental change in our corporate purpose;

  •
  a change in our domicile outside Argentina;

  •
  a voluntary termination of the public offering or listing authorization;

  •
  a decision in favor of our continuation upon delisting or cancellation of our public offering authorization; or

  •
  a total or partial recapitalization following a mandatory reduction of our capital or liquidation,

any shareholder that voted against such action or did not attend the relevant meeting may exercise appraisal rights, that is, the rights to withdraw and have its shares cancelled in exchange for the book value of its shares, determined on the basis of our latest balance sheet prepared, or that should have been prepared, in accordance with Argentine laws and regulations, provided that such shareholder exercises its appraisal rights within the time frame set forth below.

        Appraisal rights must be exercised within five (5) days following the meeting at which the resolution was adopted in the event of a dissenting shareholder that voted against such resolution, or within 15 days following such meeting in the case of a dissenting shareholder that did not attend the meeting and who can prove that it was a shareholder at the date of the meeting. In the case of mergers or spinoffs involving an entity authorized to make public offering of its shares, appraisal rights may not be exercised if the shares to be received as a result of the transaction are listed in any stock exchange. Appraisal rights are terminated if the resolution giving rise to such rights is overturned at another shareholders' meeting held within 60 days from the last day for our attending shareholders to exercise their appraisal rights.

        Payment of appraisal rights must be made within one year of the date of the shareholders' meeting at which the resolution was adopted, except where the resolution that gave rise to such rights was to delist the capital stock of the company or to reject a public offering or listing proposal, in which case the payment period is reduced to 60 days from the meeting at which the resolution was adopted or from the publication of the notice informing the delisting or rejection of the public offering or listing of the capital stock.

  Registration Requirements of Foreign Companies that Hold Class B Shares Directly

        Under the Argentine Corporate Law, foreign companies that hold shares directly (and not as ADSs) in an Argentine company must register with the IGJ in order to exercise certain shareholder rights, including voting rights. The registration requires the filing of corporate and accounting documents in order to demonstrate that the foreign shareholder's principal activity is performed outside Argentina. Therefore, it will have to prove that it is entitled to conduct business in its place of incorporation and meets certain foreign assets requirements.

  Liquidation Rights

        In the case of our liquidation or dissolution, our assets will be applied to satisfy our outstanding liabilities and proportionally distributed first among our holders of preferred stock, if any, as per the terms of the preferred stock, if any. If any surplus remains, it will be proportionally distributed among holders of our common stock. Our liquidation will be carried out by the Board of Directors or by the liquidator or liquidators appointed by a shareholders' meeting, under the surveillance of our monitoring body, the supervisory committee (the "Supervisory Committee").

  Meetings of Shareholders and Voting Rights

  Notice of Meetings

        Notices of shareholders' meetings are governed by the provisions of our bylaws, the Argentine Corporate Law and Law No. 26,831. Notice of shareholders' meetings must be published for five days in the Official Gazette, in an Argentine newspaper of wide circulation and in the publications of Argentine authorized markets in which the shares are listed and traded, at least 20 days but not more than 45 days prior to the date on which the meeting is to be held and must include information regarding the type of meeting to be held, the date, time and place of such meeting and the agenda. If a quorum is not available for such meeting, a notice for a second meeting, which must be held within 30 days from the date on which the first meeting was called, must be published for three days, at least eight days before the date of the second meeting. The above-described notices of shareholders' meetings may be effected simultaneously, in the case of ordinary meetings, in order for the second meeting to be held on the same day as the first meeting, one hour after, except in certain circumstances. Shareholders' meetings may be validly held without notice if all shares of our outstanding capital stock are present and resolutions are adopted by unanimous vote of such shares.

        The quorum for an ordinary shareholders' meeting is the majority of the share capital entitled to vote. The quorum for an extraordinary meeting is at least 60% of the share capital entitled to vote. Shareholders may attend in person or by proxy. Directors, syndics, members of the Supervisory Committee, managers and our employees may not hold proxies in representation of shareholders. If the quorum is not achieved, meetings may be reconvened with lower quorum requirements. According to our bylaws, the quorum for the second meeting of an extraordinary meeting will be satisfied with any presence of shareholders. Decisions at an ordinary or extraordinary shareholders' meeting require the affirmative vote of the absolute majority of the present votes. In addition, pursuant to the provisions of Article Sixteen of our bylaws, as amended at our extraordinary shareholders' meeting held on May 5, 2016 (pending registration by the IGJ), any amendment to Article Six paragraph (g) of our bylaws requires the affirmative vote of the absolute majority of the present votes of Class B shareholders. Class B shares are entitled to one vote per share. Class A shares are entitled to five votes per share, except in those cases described below.

        The Argentine Corporate Law requires that certain resolutions, such as early dissolution, major changes in corporate purpose or the transfer of a company's legal domicile abroad, be decided by the majority of all outstanding shares and without allowing multiple votes per share, except in the case of the surviving entity in a merger or a split-up. Under Article 284 of the Argentine Corporate Law, Class A shares are entitled to one vote only in the election of syndics. Our bylaws require a two thirds vote by Class A shares, regardless of the percentage of capital they represent, in order for us to duly resolve a merger with another company, our voluntary dissolution, our relocation abroad, and the fundamental change in our corporate purpose (subsection d) of Article six of the bylaws).

  Election of Directors

        The board is made up of the number of members determined at the ordinary shareholders' meeting, between a minimum of three and a maximum of nine directors. The shareholders may appoint as many alternate directors as there are effective directors, and for the same term in order to cover any vacancy and in the order in which they were elected.

        Board members are appointed at the annual ordinary shareholders' meeting.

        Directors will be elected for a term of two years when the Board is composed of three to eight members, and for a term of three years when the Board is composed of nine members.

        According to our bylaws, if our Board of Directors is composed of six or more members, their election will be staggered. If the ordinary shareholders' meeting appoints six, seven or eight directors, half of our board will be elected annually if there is an even number of members, and the whole number of directors calculated by dividing the total number of members of our board by half and rounding either up or down based, as appropriate in each alternating year, will be elected if there is an odd number of members. In such circumstances, the shareholders will decide which one of the new directors is appointed for a term of one or two years for the purposes of electing half of our Board. If nine directors are appointed, a third of our board will be elected annually. In such circumstances, the shareholders will decide which one of the new directors is appointed for a term of one, two or three years, for the purposes of electing a third of our Board. In each case at least three directors shall be elected at each ordinary shareholders' meeting.

        Pursuant to section 257 of the Argentine Corporate Law, the directors maintain their positions until the following annual ordinary shareholders' meeting where directors are appointed.

        Argentine Corporate Law reserves the right to cumulative voting in order to elect up to one third of the directors to fill vacancies of the board of directors, sharing such part with candidates voted for by means of the plural system. Cumulative voting is a system designed to protect non-controlling interests results, as it gives rise to the possibility, but does not ensure, that non-controlling interests results will be able to elect some of their candidates to the board of directors. Such system works by multiplying the number of votes corresponding to the members that are taking part in the proceeding by the number of contemplated vacancies, which cannot exceed one third of the vacancies. The larger the number of vacancies, the greater the possibility that minority groups or shareholders will win positions in the board of directors.

  Mandatory Tender Offer Regime

        We are subject to the mandatory tender offer rules set forth in Law No. 26,831. These rules provide that in certain circumstances a mandatory tender offer ("OPA") with respect to some or all of our outstanding shares must be launched. The circumstances include situations in which anyone intends to purchase, either directly or indirectly, for cash, either individually or collectively, either in one act or in a series of successive acts during a period of 90 consecutive days, a number of voting shares, subscription rights or stock options, convertible negotiable securities or similar securities which together with that person's existing holdings could, directly or indirectly, entitle such person to subscribe, purchase or convert voting shares, shares entitled to or that once exercised grant the right to a "significant share" in the voting capital stock of a publicly traded company.

        In such circumstances, the OPA must be launched by the prospective purchaser within 10 days of having made the decision to participate in such purchase.

        Such obligation is not applicable in cases where the acquisition would not trigger a change of control of the company. It also does not apply in cases where there is a change of control as a consequence of a corporate reorganization or as a consequence of mere redistributions of shares among companies of the same group.

  Concept of a "Significant Share"

        The regulations establish a duty to effect an offer with respect to part or all of the outstanding shares of the company depending on the percentage of the voting capital stock to be acquired. The regulations provide for the following duties relating to the OPA:

  •
  Whenever the goal is to acquire a holding equal to or greater than 35% of the voting capital stock or of the company votes, the offer must be made for a number of securities that would enable the purchaser to acquire at least 50% of the voting capital stock of the affected company.

  •
  Whenever a holding equal to or greater than 50% of the voting capital stock or the votes of the company is sought, the offer shall be made for the number of securities that would enable the purchaser to obtain 100% of the voting capital stock of the affected company. The application of this stipulation shall have priority over the stipulation discussed in the preceding paragraph.

  Determination of the OPA Price in the Case of a Change in Control

        The price shall be a fair price determined by the offeror.

        In order to determine the fair price, the following criteria must be considered, according to the CNV Rules: (i) book value of the shares; (ii) valuation of the target company according to discounted cash flows (DCF) or other applicable valuation criteria applicable to comparable business; and (iii) average price of the shares for the last six months before the "offer." Based on certain interpretations of Law No. 26,831 and the CNV Rules, there is no certainty as to whether the average price of the shares for the last six months before the "offer" should be considered as a minimum price. The price could be challenged by both the CNV and any offeree shareholder.

        Subsection (g) of Article Six of our bylaws, as amended at the extraordinary shareholders' meeting held on May 5, 2016 and the ordinary and extraordinary shareholders' meeting held on April 27, 2017, provides that if an OPA on our shares takes place, there may be no difference in the price to be offered for common shares, regardless of the class of shares. In addition, if there is an OPA triggered by a change of control, the price to be offered cannot be lower than the highest price that the offeror, acting individually or with its affiliates and/or other persons, paid or agreed to pay for our common shares regardless of the class of shares, during the 180 days prior to the date of the offer (inclusive of such date), which shall conform to the provisions of Law No. 26,831 and the CNV Rules, and the price to be offered must be, in any case, a fair price. As of the date of this prospectus, this amendment to our bylaws is pending authorization from the CNV and registration with the IGJ.

  Penalties for Breach

        Without prejudice to the penalties established by the CNV, Law No. 26,831 provides that purchases in violation of such regime will be declared irregular and ineffective for administrative purposes by the CNV and cause the auction of the shares acquired in violation of the applicable regulation, without prejudice to the penalties that may correspond.

  Tender Offer Regime in the Case of a Voluntary Withdrawal from the Public Offering and Listing System in Argentina

        Law 26,831 and CNV regulations also established that when a company whose shares are publicly offered and listed in Argentina agrees to withdraw voluntarily from the public offering and listing system in Argentina, it must follow the procedures provided for in the CNV's regulations and it must likewise launch an OPA for its aggregate shares or subscription rights or securities convertible into shares or stock options under the terms provided for in such regulation. It is not necessary to extend the public offering to those shareholders that voted for the withdrawal at the shareholders' meeting.

        The acquisition of one's own shares must be made with liquid and realized profits or with free reserves, whenever paid up in full, and for the amortization or disposition thereof, within the term set forth in Section 221 of the Argentine Corporate Law and the company must present the CNV with evidence that it has the necessary solvency to effect such purchase and that the payment for the shares will not affect its solvency.

        According to Section 98 of Law No. 26,831 the price offered in the case of a voluntary withdrawal from the public offering and listing system in Argentina should be equitable and take into account the following relevant criteria:

  •
  The equity value of the shares, taking into account a special financial statement for the withdrawal from the public offering system or listing;

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  The value of the company, in accordance with discounted cash flow criteria and ratios applicable to comparable businesses or companies;

  •
  The company's liquidation value;

  •
  Average quotation prices on the stock exchange where the shares are listed during the six month period immediately preceding the withdrawal application, regardless of the number of sessions necessary for such negotiation; and

  •
  The consideration offered before, or the placement of the new shares, in the event that a public offering has been made with regard to the same shares or if new shares have been issued, if applicable, during the last year, to be counted as of the date of the agreement for the withdrawal application.

        Under no circumstances can the fair price offered be lower than the price indicated in the fourth bullet above.

  Mandatory or Voluntary Tender Offer in the Case of Near-total Control

        If a shareholder or group of shareholders holds, directly or indirectly, 95% or more of the outstanding capital stock of a publicly traded Argentine company, any minority shareholder may request that the controlling shareholder launch an OPA for all outstanding shares of such company. In addition, a person that holds, directly or indirectly, 95% or more of the outstanding capital stock of a publicly traded Argentine company may issue a unilateral declaration of its intention to purchase all outstanding shares of such company within six months following the date of acquisition of near-total control and withdraw the company from public offering and its shares from listing and trading. The price offered should be an equitable price, following the criteria set forth in Law 26,831, but in no case may it be lower than the average trading price of such shares during the six-month period preceding the OPA application.

  Shareholder Claims

        Pursuant to article 46 of Law No. 26.831, companies whose shares are listed on any authorized market (including the BYMA), such as we intend our shares to be, are subject to the jurisdiction of the arbitration court of such authorized market for all matters concerning such companies' relationship with shareholders and investors, without prejudice to the right of shareholders and investors to submit their claims to the courts of the City of Buenos Aires.

  Corporate Governance

        We comply with the Argentine Corporate Law, the Law No. 26,831 and CNV rules and corporate governance regulations.

  Dividends

        Declaration and payment of dividends to all holders of each class of our shares (Class A and Class B shares (to the extent any such shares are outstanding)), to the extent funds are legally available, is determined by all of our shareholders with voting rights (i.e., our Class A and Class B shareholders) at the annual ordinary shareholders' meeting. At such annual ordinary shareholders' meeting, our Class A shares will be entitled to five votes each and our Class B shares will be entitled to one vote each. It is the responsibility of our Board of Directors to make a recommendation to our shareholders with respect to the amount of dividends to be distributed. The Board of Directors' recommendation will depend on a number of factors, including but not limited to, our operating results, cash flow, financial condition, capital position, legal requirements, contractual and regulatory requirements, and investment and acquisition opportunities. As a general rule, the Board of Directors will favor efficient use of capital in its recommendation making process. Thus, the Board will recommend reinvesting earnings when there are investment opportunities or it will recommend distributing dividends when there is excess capital.

        However, shareholders are ultimately entitled to overrule the recommendation of the Board of Directors through the affirmative vote of the absolute majority of the present votes at an ordinary shareholders' meeting.

        Holders of ADSs will be entitled to receive any dividends payable in respect of our underlying Class B shares. We will pay cash dividends to the ADS depositary in U.S. dollars abroad, although we reserve the right to pay cash dividends in Pesos in Argentina if so required by applicable foreign exchange regulations in place at the time of payment. The ADS deposit agreement provides that the depositary will convert cash dividends received by the ADS depositary in Pesos to U.S. dollars: if so permitted by, and subject to the limits set forth in, applicable foreign exchange regulations in place at such time and, after deduction or upon payment of fees and expenses of the ADS depositary and deduction of other amounts permitted to be deducted from such cash payments in accordance with the ADS deposit agreement (such as for unpaid taxes by the ADS holders in connection with personal asset taxes or otherwise), will make payment to holders of the ADSs in U.S. dollars. If dividend payments cannot be made in U.S. dollars outside of Argentina, the transfer outside of Argentina of any funds collected by foreign shareholders in Pesos in Argentina may be subject to certain restrictions. Although the transfer of funds abroad by local companies to pay annual dividends only to foreign shareholders based on approved and fully audited financial statements does not require formal approval by the Argentine Central Bank, however, in the past, the decrease in availability of U.S. dollars in Argentina has led the Argentine government to impose informal restrictions that consisted of de facto measures restricting local residents and companies from purchasing foreign currency through the MULC to make payments abroad, such as dividends, among others.

        We and our subsidiaries are subject to contractual, legal and regulatory requirements affecting our ability to pay dividends. See also "Item 4.B Business overview—Argentine Banking Regulation—Liquidity and Solvency Requirements—Requirements Applicable to Dividend Distribution" in the 2016 Form 20-F.

  Listing

        Our Class B shares are listed on the BYMA and the MAE, under the symbol "SUPV." ADSs representing our Class B shares are listed on the New York Stock Exchange under the symbol "SUPV."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

  American Depositary Shares

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent five Class B shares (or a right to receive five Class B shares) deposited with the principal Buenos Aires office of Banco Santander Río S.A., as custodian for the depositary. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The depositary's office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at 225 Liberty Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Argentine law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. Directions on how to obtain copies of those documents are provided in "Where You Can Find More Information."

  Dividends and Other Distributions

  How will you receive dividends and other distributions on the Class B shares?

        The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent. For additional information on our dividend policy and restrictions related to the underlying Class B shares, see "Description of Capital Stock—Dividends."

        Cash. The depositary will convert any cash dividend or other cash distribution we pay on the Class B shares into U.S. dollars if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Taxation" in the applicable prospectus supplement. It will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

        Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

        Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        Other distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our Class B shares or any value for them if it is illegal or impractical for us to make them available to you.

  Deposit, Withdrawal and Cancellation

  How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

  How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs for the purpose of withdrawal at the depositary's office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

  How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

  Voting Rights

  How do you vote?

        ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders' meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Argentina and of our bylaws or similar documents, to vote or to have its agents vote the Class B shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. However, the depositary is not required to vote any Class B shares as to any matter unless, if so reasonably requested, it has received an opinion from our counsel that is reasonably satisfactory to it to the effect that that matter is not contrary to Argentine law or our bylaws (or regulations, if any).

        Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed or as described in the following sentence. If we asked the depositary to solicit your instructions at least 30 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless we notify the depositary that:

  •
  we do not wish to receive a discretionary proxy;

  •
  there is substantial shareholder opposition to the particular question of which we are aware or should reasonably be aware; or

  •
  the particular question would have a material and adverse impact on the rights of our shareholders.

        We are required to notify the depositary if one of the conditions specified above exists.

        Notwithstanding the foregoing, if so requested in writing by the Company, the depositary will endeavor, insofar as practicable and to the extent permitted by applicable law, to represent all deposited shares (whether or not voting instructions have been received in respect of such deposited shares from ADS holders as of the record date) for the sole purpose of establishing quorum at a meeting of shareholders.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your voting rights and there may be nothing you can do if your shares are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

  Fees and Expenses

Persons depositing or withdrawing shares or ADS holders must pay:	For:

• US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
• Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

• US$0.05 (or less) per ADS	• Any cash distribution to ADS holders

• A fee equivalent to the fee that would be payable if securities distributed to you had been Class B shares and the Class B shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) which are distributed by the depositary to ADS holders

• US$0.05 (or less) per ADS per calendar year	• Depositary services

• Registration or transfer fees	• Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

• Expenses of the depositary	• Cable, telex and facsimile transmissions (when expressly provided in the deposit agreement) converting foreign currency to U.S. dollars

• Taxes and other governmental charges the depositary or the custodian have to pay on any ADSs or shares underlying an ADS, for example, stock transfer taxes, stamp duty or withholding taxes	• As necessary

• Any charges incurred by the depositary or its agents for servicing the deposited securities	• As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

  Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

  Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

        The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

        If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

        If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

        If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding American depositary receipts ("ADRs") in exchange for new ADRs identifying the new deposited securities.

        If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

  Amendment and Termination

  How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

  How may the deposit agreement be terminated?

        The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

  •
  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

  •
  we delist our shares from an exchange on which they were listed and do not list the shares on another exchange;

  •
  we become insolvent or enter insolvency proceedings

  •
  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

  •
  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

  •
  there has been a replacement of deposited securities.

        If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

        After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

  Limitations on Obligations and Liability

  Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  •
  are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

  •
  are not liable if we or it exercises discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

  •
  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

  •
  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

  Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of the underlying Class B shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

  Your Right to Receive the Class B Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying Class B shares at any time except:

  •
  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of Class B shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our Class B shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class B shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

  Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying Class B shares. This is called a pre-release of the ADSs. The depositary may also deliver Class B shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying shares are delivered to the depositary. The depositary may receive ADSs instead of Class B shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (i) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the Class B shares or ADSs to be deposited; (ii) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (iii) the depositary must be able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

  Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

  Shareholder Communications; Inspection of Register of Holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a banking or financial institution, as trustee. A successor trustee may be appointed in accordance with the terms of the applicable indenture.

        Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:

  •
  the title and series of the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the price or prices at which the debt securities will be issued;

  •
  the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

  •
  the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

  •
  any conversion or exchange features;

  •
  if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

  •
  if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

  •
  the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

  •
  the denomination or denominations of debt securities;

  •
  whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

  •
  information with respect to book-entry procedures;

  •
  whether any of the debt securities will be issued as original issue discount securities;

  •
  each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

  •
  if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

  •
  if other than the trustee, the identity of each security registrar, paying agent and authenticating agent; and

  •
  any other terms of the debt securities.

        The indenture will be governed by and construed in accordance with the laws of the State of New York. Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register for such debt securities.

        No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the indenture or the debt securities by reason of his, her or its status as such.

        The indenture and the provisions of the Trust Indenture Act of 1939 (the "Trust Indenture Act") incorporated by reference therein will contain certain limitations on the rights of the trustee, should it become a creditor to us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (within the meaning of the Trust Indenture Act), it must eliminate such conflicting interest or resign.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

        The following description summarizes only the general features of the rights that we may offer from time to time under this prospectus. The specific terms of a series of rights will be described in the applicable prospectus supplement relating to that series of rights along with any general provisions applicable to that series of rights. We may issue rights to our shareholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights may be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The following description of the rights and any description of the rights in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying rights agreement, which we will file with the SEC at or prior to the time of the sale of the rights. You should refer to, and read this summary together with, the rights agreement and the applicable prospectus supplement to review the terms of a particular series of rights. You can obtain copies of any form of rights agreement or other agreement pursuant to which the rights are issued by following the directions described under the caption "Where You Can Find More Information." The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

  •
  the date for determining the persons entitled to participate in the rights distribution;

  •
  the exercise price for the rights;

  •
  the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

  •
  the number of rights issued to each shareholder and the number of rights outstanding, if any;

  •
  the extent to which the rights are transferable;

  •
  the date on which the right to exercise the rights will commence and the date on which the right will expire;

  •
  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

  •
  anti-dilution provisions of the rights, if any; and

  •
  any other material terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

        Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and, where applicable, the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than existing shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

        We may issue units that include senior or subordinated debt securities, common stock, preferred stock, rights, warrants or other securities. Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another. The prospectus supplement relating to a particular issue of units will describe the terms of those units.

 SELLING SHAREHOLDER

        This prospectus also relates to the possible resale from time to time by Julio Patricio Supervielle of up to 45,000,000 Class B shares that were issued and outstanding prior to the date of filing of the registration statement of which this prospectus forms a part. The Class B shares to be potentially sold by the selling shareholder were originally acquired in a series of private transactions prior to the consummation of our initial public offering in May 2016.

        If the selling shareholder offers Class B shares in any future offering, an applicable prospectus supplement may set forth the nature of any position, office or other material relationship which the selling shareholder has had with us, our affiliates or predecessors during the three years prior to the date of the applicable prospectus supplement, the number of our Class B shares owned by the selling shareholder before and after the offering, the number of our Class B shares to be offered by the selling shareholder, the percentage of our Class B shares held by the selling shareholder before and after the offering, and the price and terms upon which our Class B shares are to be sold by the selling shareholder.

        We will pay the fees and expenses incurred in effecting the registration of the Class B shares covered by this prospectus, including, without limitation, all registration and filing fees, fees and expenses of our accountants and our and the selling shareholder's counsel. The selling shareholder will pay any underwriting or broker discounts and any commissions incurred by the selling shareholder in selling its Class B shares.

        The selling shareholder will not be authorized to use this prospectus for an offering of our Class B shares without first obtaining our consent. The selling shareholder may not sell any Class B shares pursuant to this prospectus until we have identified the above information in a subsequent prospectus supplement. However, the selling shareholder may sell or transfer all or a portion of his Class B shares pursuant to any available exemption from the registration requirements of the Securities Act.

 PLAN OF DISTRIBUTION

        We or the selling shareholder may from time to time offer and sell our Class B shares, which may be represented by ADSs, and we may from time to time offer and sell shares of our preferred stock, par value Ps.1.00 per share, debt securities, warrants, rights or units, separately or together in any combination, through agents, underwriters or dealers, or directly to one or more purchasers.

        The prospectus supplement relating to any offering of the securities will identify or describe:

  •
  any underwriter, dealers or agents;

  •
  the compensation of any underwriter, dealers or agents;

  •
  our net proceeds from the offering;

  •
  the purchase price of the securities;

  •
  over-allotment;

  •
  lock-up agreements;

  •
  stabilization agreements;

  •
  jurisdictions where securities are offered;

  •
  the public offering price of the securities; and

  •
  any exchange on which the securities will be listed.

        We and the selling shareholder may designate agents who agree to use their reasonable efforts to solicit the purchase of securities during the term of their appointment to sell securities on a continuing basis.

        If we or the selling shareholder use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we state otherwise in the applicable prospectus supplement, various conditions will apply to the underwriters' obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of those securities. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If the selling shareholder uses dealers in the sale, unless we indicate otherwise in the applicable prospectus supplement, the selling shareholder will sell our Class B shares to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

        The selling shareholder may also sell our Class B shares directly without using agents, underwriters or dealers.

        Underwriters, dealers and agents that participate in the distribution of the securities may be "underwriters" as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act. Agreements that the selling shareholder enters into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities, including liabilities under the Securities Act. The agreement may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

        In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

 LEGAL MATTERS

        Unless otherwise specified in the applicable prospectus supplement, the validity of the debt securities, warrants, rights and units, and certain matters of U.S. law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP. The validity of the Class B shares, the preferred stock and other matters governed by Argentine law will be passed upon for us by Errecondo, González & Funes.

 EXPERTS

        The financial statements incorporated in this prospectus by reference to the annual report on Form 20-F for the year ended December 31, 2016 have been so incorporated in reliance on the report of Price Waterhouse & Co. S.R.L, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of Argentina. Substantially all of our assets and the assets of our subsidiaries are located outside the United States. All of our directors and all our officers and certain advisors named herein reside in Argentina or elsewhere outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons.

        Enforcement of foreign judgments would be recognized and enforced by the courts in Argentina provided that the requirements of Articles 517 through 519 of the National Civil and Commercial Procedure Code (if enforcement is sought before federal courts) are met, such as (i) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine principles regarding international jurisdiction and resulted from a personal action, or an in rem action with respect to personal property if such was transferred to Argentine territory during or after the prosecution of the foreign action; (ii) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action; (iii) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (iv) the judgment does not violate the principles of public policy of Argentine law; and (v) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court.

        We have been advised by our Argentine counsel Errecondo, González & Funes, that judgments of United States courts for civil liabilities based upon the federal securities laws of the United States may be, subject to the requirements described above, enforced in Argentina. A judgment against us obtained outside Argentina would be enforceable in Argentina without reconsideration of the merits.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement, including exhibits, which we have filed with the SEC on Form F-3 under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

        We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Any filings we make electronically will be available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy certain documents we submit to the NSYE at its offices at 11 Wall Street, New York, New York 10005. We maintain an Internet site at http://www.gruposupervielle.com. Information contained on our site is not part of this prospectus or any accompanying prospectus supplement.

        We are a "foreign private issuer" as defined under Rule 405 of the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act as a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act to which domestic issuers are subject, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-profit provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events. We are also subject to the informational requirements of the BYMA and the CNV. You are invited to read and copy reports, statements or other information, other than confidential filings, that we have filed with the BYMA and the CNV. Our public filings with the CNV are electronically available from the CNV's Internet site at www.cnv.gob.ar. Information contained on this website is not part this prospectus or any accompanying prospectus supplement.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement. We incorporate by reference the following documents:

  •
  our annual report on Form 20-F for the year ended December 31, 2016, filed with the SEC on May 1, 2017 (SEC File No. 001-37777);

  •
  our report on Form 6-K, furnished to the SEC on June 15, 2017 (SEC File No. 001-37777), containing our unaudited consolidated interim financial statements as of March 31, 2017 and for the three-month periods ended March 31, 2017 and 2016;

  •
  any future annual reports on Form 20-F filed with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

  •
  any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in our registration statement on Form F-3.

        You may request a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning us at Grupo Supervielle S.A., Bartolomé Mitre 434, 5th floor, the City of Buenos Aires, Argentina, Attention: Ana Bartesaghi, +54 11 4340 3013.

        Our unaudited financial statements for the three-month period ended March 31, 2017, which are included in our report on Form 6-K furnished to the SEC on June 15, 2017, do not include a reconciliation to generally accepted accounting principles in the United States ("U.S. GAAP") of shareholders' equity as of March 31, 2017 or net income for the periods ended March 31, 2017 and 2016. There is no material difference from U.S. GAAP as it would be applied to our shareholders' equity as of March 31, 2017 or our net income for the three-month period ending March 31, 2017 and 2016 that was not disclosed and quantified in the reconciliation to U.S. GAAP as of and for the year ended December 31, 2016.

        For a discussion of the most significant differences between Argentine Banking GAAP and U.S. GAAP as they relate to our financial statements, please see note 35 to our consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2016 and incorporated by reference in this prospectus.

Grupo Supervielle S.A.

Class B Shares
(which may be represented by American depositary shares)

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

        We are responsible for the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither we nor the selling shareholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference is accurate as of any date other than their respective dates.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Indemnification of Directors and Officers.

        Neither the laws of Argentina nor our bylaws or other constitutive documents provide for indemnification of our directors or officers. Our officers' activities are regulated by Argentine labor law. However, following a decision by our shareholders during a shareholders' meeting number held on April 15, 2011, we agreed to indemnify our directors for any damages resulting from the performance of their duties as directors, except for damages resulting from gross negligence, fraud, dishonesty or bad faith by any director pursuant to a final judgment rendered by a competent court. We maintain directors' and officers' liability insurance covering our directors and executive officers with respect to general civil liability, which he or she may incur in his or her capacity as such.

        In connection with an offering of securities registered pursuant to this registration statement, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Item 9.    Exhibits.

Exhibit Index

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement relating to Class B Shares.

1.2	*	Form of Underwriting Agreement relating to Preferred Stock.

1.3	*	Form of Underwriting Agreement relating to Debt Securities.

1.4	*	Form of Underwriting Agreement relating to Warrants.

1.5	*	Form of Underwriting Agreement relating to Rights.

1.6	*	Form of Underwriting Agreement relating to Units.

4.1		Deposit Agreement, among Grupo Supervielle S.A., The Bank of New York, as depositary, and the holders from time to time of American depositary shares issued thereunder, including the form of American depositary receipts, dated May 18, 2016 (previously filed as Exhibit 2.1 to our annual report on Form 20-F (File No. 001-37777) filed with the Commission on May 1, 2017 and incorporated by reference herein).

4.2	*	Form of Certificate of Preferred Stock and Form of Certificate of Designations.

4.3		Form of Senior Debt Indenture.

4.4		Form of Subordinated Debt Indenture.

4.5	*	Form of Senior Note.

4.6	*	Form of Subordinated Note.

4.7	*	Form of Warrant Agreement.

4.8	*	Form of Rights Agreement.

4.9	*	Form of Units Agreement.

4.10		English translation of restated bylaws of Grupo Supervielle S.A. (previously filed as Exhibit 3.1 to Amendment No. 2 to our registration statement on Form F-1 (File No. 333-208880) filed with the SEC on May 10, 2016 and incorporated by reference herein).

5.1	†	Opinion of Errecondo, González & Funes Abogados, Argentine counsel to the registrant, as to the validity of the Class B shares and preferred stock.

5.2	†	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the registrant, as to the validity of the securities (other than the Class B shares and preferred stock).

12.1	†	Statements of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	†	Consent of Price Waterhouse & Co. S.R.L.

23.2	†	Consent of Errecondo, González & Funes Abogados (included in Exhibit 5.1).

23.3	†	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

24.1	†	Powers-of-attorney (included in the signature page to this registration statement).

25.1	**	Form T-1 Statement of Eligibility of Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939.

Exhibit Number		Description of Exhibit
25.2	**	Form T-1 Statement of Eligibility of Trustee for the Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939.

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 6-K and incorporated herein by reference.

**
To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

†
Included as part of the Registration Statement on Form F-3 filed on June 15, 2017.

Item 10.    Undertakings

A.
The undersigned registrant hereby undertakes:

1.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertakings set forth in paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  2.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  4.
  To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  5.
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  i.
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  ii.
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  6.
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  i.
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  ii.
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  iii.
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  iv.
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

D.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

E.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buenos Aires, Argentina, on July 18, 2017.

GRUPO SUPERVIELLE S.A.
By:	/s/ ALEJANDRA NAUGHTON
	Name:	Alejandra Naughton
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on July 18, 2017.

Signature	Title

* Julio Patricio Supervielle	Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ JORGE OSCAR RAMIREZ Jorge Oscar Ramirez	Vice-Chairman of the Board
* Alejandra Naughton	Chief Financial Officer (principal financial officer and principal accounting officer)
* Laurence Nicole Mengin de Loyer	Director
* Atilio Dell'Oro Maini	Director
* Richard Guy Gluzman	Director
* Alejandro Stengel	Director
* María Gabriela Macagni	Director
* Jorge Luis Mocetti	Director

*
Signed by Alejandra Naughton, as attorney-in-fact

Signature of Authorized Representative of Grupo Supervielle S.A.

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement in Newark, Delaware, on July 18, 2017.

Signature	Title

/s/ DONALD J. PUGLISI Donald J. Puglisi	Authorized Representative in the United States

Exhibit Index

Exhibit Number		Description of Exhibit
1.1	*	Form of Underwriting Agreement relating to Class B Shares.

1.2	*	Form of Underwriting Agreement relating to Preferred Stock.

1.3	*	Form of Underwriting Agreement relating to Debt Securities.

1.4	*	Form of Underwriting Agreement relating to Warrants.

1.5	*	Form of Underwriting Agreement relating to Rights.

1.6	*	Form of Underwriting Agreement relating to Units.

4.1		Deposit Agreement, among Grupo Supervielle S.A., The Bank of New York, as depositary, and the holders from time to time of American depositary shares issued thereunder, including the form of American depositary receipts, dated May 18, 2016 (previously filed as Exhibit 2.1 to our annual report on Form 20-F (File No. 001-37777) filed with the Commission on May 1, 2017 and incorporated by reference herein).

4.2	*	Form of Certificate of Preferred Stock and Form of Certificate of Designations.

4.3		Form of Senior Debt Indenture.

4.4		Form of Subordinated Debt Indenture.

4.5	*	Form of Senior Note.

4.6	*	Form of Subordinated Note.

4.7	*	Form of Warrant Agreement.

4.8	*	Form of Rights Agreement.

4.9	*	Form of Units Agreement.

4.10		English translation of restated bylaws of Grupo Supervielle S.A. (previously filed as Exhibit 3.1 to Amendment No. 2 to our registration statement on Form F-1 (File No. 333-208880) filed with the SEC on May 10, 2016 and incorporated by reference herein).

5.1	†	Opinion of Errecondo, González & Funes Abogados, Argentine counsel to the registrant, as to the validity of the Class B shares and preferred stock.

5.2	†	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the registrant, as to the validity of the securities (other than the Class B shares and preferred stock).

12.1	†	Statements of Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23.1	†	Consent of Price Waterhouse & Co. S.R.L.

23.2	†	Consent of Errecondo, González & Funes Abogados (included in Exhibit 5.1).

23.3	†	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

24.1	†	Powers-of-attorney (included in the signature page to this registration statement).

25.1	**	Form T-1 Statement of Eligibility of Trustee for the Indenture for Senior Debt Securities under the Trust Indenture Act of 1939.

Exhibit Number		Description of Exhibit
25.2	**	Form T-1 Statement of Eligibility of Trustee for the Indenture for Subordinated Debt Securities under the Trust Indenture Act of 1939.

*
To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 6-K and incorporated herein by reference.

**
To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

†
Included as part of the Registration Statement on Form F-3 filed on June 15, 2017.